As filed with the Securities and Exchange Commission on April 26, 2002
                                                          Reg. No. 33-



                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                             ----------

                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933
                             ----------

                   OIL-DRI CORPORATION OF AMERICA
       (Exact Name of Registrant as Specified in its Charter)

       Delaware                               36-2048898
       (State of                           (I.R.S. Employer
    Incorporation)                        Identification No.)

                       410 N. Michigan Avenue
                          Chicago, IL 60611
        (Address and Zip Code of Principal Executive Offices)
                             ----------

                   OIL-DRI CORPORATION OF AMERICA
                     OUTSIDE DIRECTOR STOCK PLAN
                      (Full Title of the Plan)
                             ----------

                             Maryon Gray
                   Oil-Dri Corporation of America
                        410 N. Michigan Ave.
                          Chicago, IL 60611
                            312-321-1515
     (Name, Address, and Telephone Number of Agent For Service)

                             ----------


               CALCULATION OF REGISTRATION FEE
===================================================================
TITLE OF           AMOUNT      PROPOSED    PROPOSED    AMOUNT OF
SECURITIES         TO BE       MAXIMUM     MAXIMUM     REGISTRATION
TO BE REGISTERED   REGISTERED  OFFERING    AGGREGATE   FEE
                               PRICE PER   OFFERING
                               SHARE       PRICE (1)
                               (1)(2)
-------------------------------------------------------------------
Common Stock,
par value $.10     200,000     $ 9.775    $ 1,955,000  $ 179.86
per share          shares (3)
===================================================================

(1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the New York Stock Exchange Composite Tape on
     April 22, 2002.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(3)  Anticipated to be issued from treasury shares of the Company.

                      EXPLANATORY NOTE


    As permitted by the rules of the Securities and Exchange
    Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                               PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed with the Commission by Oil-Dri Corporation of America (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001 ("2001 Form 10-K").

   (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the 2001 Form 10-K.

   (c)   The  description  of the Company's  Common Stock,  par value
         $.10  per  share  (the  "Common   Stock"),   under  the
         caption Description of Common Stock, Class B Stock, and Class A Common Stock in the Company's Proxy Statement dated November 3, 1997.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.



   The consolidated financial statements and schedules included in the Company's 2001 Form 10-K have been audited by Blackman Kallick Bartelstein LLP, independent auditors, as set forth in their report thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Future financial statements of the Company and the reports thereon of Blackman Kallick Bartelstein LLP to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent such firm has audited those financial statements and consented to the use of their reports thereon.


ITEM 4:  DESCRIPTION OF SECURITIES

   The Common Stock is  registered  under  Section 12 of the Exchange
Act.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

   Not applicable

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section  145 of the  General  Corporation  Law  of  the  State  of
Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

   In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

   Article VII of the By-Laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law. The Company has in effect insurance policies providing both directors' and officers' liability coverage and corporation reimbursement coverage.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8:  EXHIBITS

===========================================================
   3.1     Certificate of Incorporation of the Company, as
           amended (Exhibit 4.1 to the S-8 Registration
           Statement No. 333-57625  filed  June 24, 1998*/
                                                        --

   3.2     By-Laws of the Company, as amended  (Exhibit
           (3)(b) to the July 31, 1995 Form 10-K)*/
                                                 -

  23.1     Consent of Blackman Kallick Bartelstein LLP
============================================================
-------------------

*/   Incorporated by reference.
-

ITEM 9.  UNDERTAKINGS

(a)  RULE 415 OFFERING.  The Company hereby undertakes:
     -----------------

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.
     ---------------------------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  FORM S-8 REGISTRATION STATEMENT.
     -------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions (See Item 6 above), or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 24, 2002.

                 OIL-DRI CORPORATION OF AMERICA

                 By:  /s/ Daniel S. Jaffee
                    -------------------------
                          Daniel S. Jaffee
                          President & Chief Executive Officer


                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel S. Jaffee and Maryon Gray and each of them, his or her true and lawful attorneys-in-fact  and agents,  with full power of  substitution  and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

=======================================================================
     SIGNATURE                     TITLE                     DATE
-----------------------------------------------------------------------


/s/ Richard M. Jaffee      Chairman of the Board of      April 24, 2002
    ---------------------  Directors
    Richard M. Jaffee


/s/ Daniel S. Jaffee       President, Chief Executive    April 24, 2002
    ---------------------  Officer, and Director
    Daniel S. Jaffee


/s/ Jeffrey M. Libert      Vice President and Chief      April 24, 2002
    ---------------------  Financial Officer


/s/ Daniel T. Smith        Vice President, Controller    April 24, 2002
    ---------------------  and Chief Accounting Officer
    Daniel T. Smith


/s/ J. Steven Cole         Director                      April 24, 2002
    ---------------------
    J. Steven Cole

/s/ Arnold W. Donald       Director                      April 24, 2002
    ---------------------
    Arnold W. Donald


/s/ Ronald B. Gordon       Director                      April 24, 2002
    ---------------------
    Ronald B. Gordon


/s/ Thomas D. Kuczmarski   Director                      April 24, 2002
    ---------------------
    Thomas D. Kuczmarksi


/s/ Joseph C. Miller       Director                      April 24, 2002
    ---------------------
    Joseph C. Miller


/s/ Paul J. Miller         Director                      April 24,2002
    ---------------------
    Paul J. Miller


/s/ Alan H. Selig          Director                      April 24, 2002
    ---------------------
    Alan H. Selig
=======================================================================

                        INDEX TO EXHIBITS


==========================================================
 EXHIBIT
 NUMBER             DESCRIPTION OF EXHIBIT

----------------------------------------------------------
   3.1     Certificate of Incorporation of the Company,
           as amended (Exhibit 4.1 to the S-8
           Registration Statement No. 333-57625  filed
           June 24, 1998*/
                        --
   3.2     By-Laws of the Company, as amended  (Exhibit
           (3)(b) to the July 31, 1995 Form 10-K)*/
                                                 -
  23.1     Consent of Blackman Kallick Bartelstein LLP.
==========================================================

---------------------------
*/     Incorporated by reference.
-

                                                       EXHIBIT 23.1





           INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


     We consent to the incorporation by reference of our report on the Company dated September 10, 2001 which is included in the Oil-Dri Corporation of America Form 10-K for the fiscal year ended July 31, 2001 in the Registration Statement on Form S-8 pertaining to the Oil-Dri Corporation of America Outside Director Stock Plan. We likewise consent to all references to us in such Registration Statement on Form S-8.



             /s/ Blackman Kallick Bartelstein LLP
                 --------------------------------------
                 Blackman Kallick Bartelstein LLP


Chicago, Illinois
April 24, 2002